Exhibit (a)(5)(M)

CONTACTS: Douglas Maffei, PhD, Investors
(650) 522-2739

Amy Flood, Media

(650) 522-5643

For Immediate Release

GILEAD ANNOUNCES EXPIRATION OF HART-SCOTT-RODINO WAITING PERIOD
FOR FORTY SEVEN TENDER OFFER

Foster City, Calif. — March 30, 2020 — Gilead Sciences, Inc. (Nasdaq: GILD) today announced that the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act) with respect to Gilead’s cash tender offer for Forty Seven, Inc. expired at 11:59 p.m. on March 27, 2020.

On March 12, 2020, Gilead and Forty Seven filed the Premerger Notification and Report Forms required under the HSR Act with the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice.

With the expiration of the waiting period, the tender offer is expected to close in the beginning of April 2020, subject to customary closing conditions. Unless the tender offer is extended, the offer and withdrawal rights will expire at 12:00 midnight, Eastern Time, on April 7, 2020 (one minute after 11:59 p.m., Eastern Time, on April 6, 2020).

About Gilead Sciences

Gilead Sciences, Inc. is a research-based biopharmaceutical company that discovers, develops and commercializes innovative medicines in areas of unmet medical need. The company strives to transform and simplify care for people with life-threatening illnesses around the world. Gilead has operations in more than 35 countries worldwide, with headquarters in Foster City, California. For more information on Gilead Sciences, please visit the company’s website at www.gilead.com.

Forward-Looking Statements

This communication contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, related to Gilead, Forty Seven and the acquisition of Forty Seven by Gilead that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies’ and members of their senior management team. Forward-looking statements include, without limitation, statements regarding the business combination and related matters, prospective performance and opportunities, post-closing operations and the outlook for the companies’ businesses, including, without limitation, the ability of Gilead to advance Forty Seven’s product pipeline, including magrolimab, FSI-174 and FSI-189; regulatory approval of magrolimab, FSI-174 and FSI-189 on a timely basis; the anticipated timing of clinical data; the possibility of unfavorable results from clinical trials; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; difficulties or unanticipated expenses in connection with integrating the companies; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender

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offer and merger; uncertainties as to how many of Forty Seven’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of the transaction on relationships with employees, other business partners or governmental entities; the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; actual or contingent liabilities; adverse impact on business, operating results or financial condition in the future due to pandemic, epidemic or outbreak, such as COVID-19; and other risks and uncertainties detailed from time to time in the companies’ periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the Schedule 14D-9 filed on March 10, 2020 by Forty Seven and the Schedule TO and related tender offer documents filed on March 10, 2020 by Gilead and Toro Merger Sub, Inc. (“Purchaser”), a wholly owned subsidiary of Gilead. All forward-looking statements are based on information currently available to Gilead and Forty Seven, and Gilead and Forty Seven assume no obligation and disclaim any intent to update any such forward-looking statements.

Additional Information and Where to Find It

This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Forty Seven. Gilead and Purchaser have filed a Tender Offer Statement on Schedule TO with the SEC containing an offer to purchase all of the outstanding shares of common stock of Forty Seven for $95.50 per share, and Forty Seven has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer is being made solely by means of the Offer to Purchase, and the exhibits filed with respect thereto (including the Letter of Transmittal), which contain the full terms and conditions of the tender offer. FORTY SEVEN’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, have been sent to all stockholders of Forty Seven at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement are available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free by contacting Gilead or Forty Seven. Free copies of these materials and certain other offering documents are available for request by mail to Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, CA 94404, attention: Investor Relations, by phone at 1-800-GILEAD-5 or 1-650-574-3000, or by directing requests for such materials to the information agent for the offer, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022. Stockholders may call toll free: (888) 750-5834; Banks and Brokers may call collect: (212) 750-5833; Email: info@innisfreema.com. Copies of the documents filed with the SEC by Forty Seven are available free of charge under the “Investors” section of Forty Seven’s internet website at ir.fortyseveninc.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Gilead and Forty Seven file annual, quarterly and current reports, proxy statements and other information with the SEC. Gilead’s and Forty Seven’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

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For more information about Gilead, please visit the company’s website at www.gilead.com, follow Gilead on Twitter (@Gilead Sciences) or call Gilead Public Affairs at 1-800-GILEAD-5 or 1-650-574-3000.